CERTIFICATE OF INCORPORATION

                                       of

                                CPF/METPATH INC.




FIRST, the name of the Corporation is

                                CPF/MetPath Inc.

SECOND, the address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Registered Agent at such address is The Corporation Trust Company.

THIRD, the purpose of the corporation is (i) to own and operate medical, clinical, industrial and research laboratories, and (ii) to research, manufacture, design, construct, use, buy, sell, lease, hire and deal in and with articles and property of all kinds, to render services of all kinds, and (iii) generally to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH, the total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares which shall be Common Stock, all of which shares shall be without par value, and each with a right to one vote.

FIFTH, the name and mailing address of the Incorporator is as follows:

        Name                                         Mailing Address

        Raymond C. Marier                            2 West Market Street
                                                     Corning, NY 14830


SIXTH, the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders of the corporation or until their successors axe elected and qualify, are as follows:

        Name                                          Mailing Address

        Raymond C. Marier                             2 West Market Street
                                                      Corning, NY  14830

        Richard A. Michaelson                         One Malcolm Avenue
                                                      Teterboro, NJ  07608

        Douglas M. VanOort                            2 West Market Street
                                                      Corning, NY  14830


SEVENTH, the corporation may indemnify, to the full extent permitted by applicable law, any person who was or is a party, or is threatened to he made a party, to any threatened or pending action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any indemnification pursuant to the foregoing shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he or she has met any legally applicable standard of conduct. Such determination may be made (i) be resolution of the Board of Directors adopted in the manner provided in the By-laws of the corporation, or (ii) if a quorum consisting of directors or are not parties to such action, suit or proceeding, is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

EIGHTH, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted.

     THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 14th day of October, 1991.



                                          /s/ Raymond C. Marier
                                          --------------------------------
                                                     Raymond C. Marier
                                                     2 West Market Street
                                                     Corning, NY 14830


STATE OF NEW YORK  )
                   )  s.s.:
COUNTY OF STEUBEN  )


     BE IT REMEMBERED, that on this 14th day of October, 1991, personally came before me, a Notary Public in and for the State of New York and the County of Steuben, Raymond C. Marier, the sole Incorporator named in the foregoing Certificate of Incorporation, known to me personally to be such, and he acknowledged the said Certificate to be his act and deed and that the facts stated therein are truly set forth.



                          GIVEN  under  my  hand  and  seal of
                          office the day and year aforesaid.



                                      /s/ Barbara E. Wellington
                          -------------------------------------
                                      Barbara E. Wellington

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CPF/METPATH INC.


The undersigned directors of CPF/MetPath Inc., a Delaware Corporation (the "Corporation"), for purposes of amending the Certificate of Incorporation of the Corporation filed October 16, 1991, hereby certify as follows:

FIRST, the Certificate of Incorporation is hereby amended such that name of the Corporation is changed to CPF/Corning Inc.

SECOND, the Corporation has not received any payment for any of its stock.

THIRD, the amendment herein has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware to be effective as provided therein, and this Certificate is duly executed by a majority of the directors of the Corporation in accordance with Section 103(a)(2)(ii) of said General Corporation Law.


                                               /s/ Raymond C. Marier
                                               ----------------------
                                               Raymond C. Marier
                                               2 West Market Street
                                               Corning, NY  14830
                                               [Director]


                                               /s/ Douglas M. VanOort
                                               ----------------------
                                               Douglas M. VanOort
                                               2 West Market Street
                                               Corning, NY  14830
                                               [Director]


STATE OF NEW YORK )
                  ) S.S.:
COUNTY OF STEUBEN )


Be it remembered that on this 4th day of November, 1991 personally came before me a Notary Public in and for the State of New York and County of Steuben, Raymond C. Marier and Douglas M. VanOort named in the foregoing Certificate of Amendment, known to me personally to be such, and they each acknowledged the said Certificate to be his act and deed and that the facts stated therein are truly set forth.

                                Given  under  my  hand  and  seal of
                                office the day and year aforesaid.


                                       /s/ Barbara E. Wellington
                                ---------------------------------------------
                                       Barbara E. Wellington
                                       Notary Public, State of New York
                                       Qualified in Steuben County
                                       No. 4914239
                                       My Commission Expires December 14, 1991
CPF
a:\Amend.

STATE OF DELAWARE                                              BK 1221 PG 0535
SECRETARY OF STATE
DIVISION OF CORPORTIONS
FILED 10:30 AM 11/26/1991
721330013 - 2276289

                              CERTIFICATE OF MERGER
                                       OF
                       CLINICAL PATHOLOGY FACILITY, INC.,
                           A PENNSYLVANIA CORPORATION
                                      INTO
                    CPF/CORNING INC., A DELAWARE CORPORATION



The undersigned corporation DOES HEREBY CERTIFY:

FIRST: That the name and state of Incorporation of each of the constituents of the Merger is as follows:

                    NAME                                STATE OF INCORPORATION

         Clinical Pathology Facility, Inc.                     Pennsylvania
         CPF/Corning Inc.                                      Delaware

SECOND: That an Agreement of Merger dated November 11, 1991 between CPF/Corning Inc., a Delaware corporation and Clinical Pathology Facility, Inc., a Pennsylvania corporation ("Clinical"), the constituent corporations of the merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations as follows: In the case of CPF/Corning Inc., in accordance with the requirements of Subsection (c) of Section 252 of the Delaware Corporation Law of the State of Delaware; and in the case of Clinical, in accordance with
         Section 1924 of the Associations Code of the Commonwealth of Pennsylvania.

THIRD: That the name of the surviving corporations of the Merger is hereby changed from CPF/CORNING INC., a Delaware corporation, to CLINICAL PATHOLOGY FACILITY, INC., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of CPF/Corning Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation except that Article First of the Certificate of Incorporation shall be amended to read in full as follows:

         "FIRST, the name of the Corporation is Clinical Pathology Facility, Inc."

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 711 Bingham Street, Pittsburgh, Pennsylvania 15203.

SIXTH: That a copy of the executed Agreement and Plan of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

SEVENTH: That the authorized capital stock of each foreign [to Delaware] corporation which is a party to the merger is as follows:

                                                  Shares           Par
         Corporation                 Class      Authorized        Value

Clinical Pathology Facility, Inc.    Common       600,000      $1 per share
a Pennsylvania corporation

The undersigned officers of the surviving corporation of the merger do sign this Certificate of Merger pursuant to Section 252(c) of the General Corporation Law of the State of Delaware.

November 26, 1991                     CPF/CORNING INC.


[SEAL]                                By:/s/     Richard A. Michaelson
                                         ----------------------------------
                                           Richard A. Michaelson, President



ATTEST:



/s/    Raymond C. Marier
----------------------------
Raymond C. Marier, Secretary

                              CERTIFICATE OF MERGER

                                       OF

                        MEDICAL MANAGEMENT SYSTEMS, INC.

                                      INTO

                        CLINICAL PATHOLOGY FACILITY, INC.


                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware

                                     * * * *

                              The  undersigned   hereby  certifies that:

                               1.     The name of and state of incorporation of
each of the constituent corporations are as follows:

                     Name                              State of Incorporation

         MEDICAL MANAGEMENT SYSTEMS, INC.              Pennsylvania

         CLINICAL PATHOLOGY FACILITY, INC.             Delaware

         2. An Agreement and Plan of Merger dated as of December 6, 1994 (the "Merger Agreement") between Medical Management Systems, Inc. and Clinical Pathology Facility, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation is Clinical Pathology Facility, Inc.

         4. The Certificate of Incorporation of Clinical Pathology Facility, Inc. in effect at the effective time of the merger shall be the Certificate of Incorporation of the surviving corporation except that Article 1 of the Certificate of Incorporation of Clinical Pathology Facility, Inc shall be amended as of the effective time of the Merger to read as follows:

              "The name of the Corporation is MetPath (PA) Inc."

         5. The surviving corporation is a corporation of the State of Delaware.

         6. The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 711 Bingham Street, Pittsburgh, Pennsylvania 15213.

         7. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         8. The authorized capital stock of the Medical Management Systems, Inc. is 2,000,000 shares of Common Stock, par value $1.00 per share.

         9. That the merger shall become effective at 11:59 P.M. on December 31, 1994.

            IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of December, 1994.


Attest:                               CLINICAL PATHOLOGY FACILITY, INC.

/s/ Leo C. Farrenkopf, Jr                     By: /s/ James D. Chambers
-------------------------                         ------------------------
Leo C. Farrenkopf, Jr.                            James D. Chambers
Secretary                                         Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


MetPath (PA) Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: By unanimous written consent of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of Article 1 of the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors hereby approves the amendment to
Article 1 of the Company's Certificate of Incorporation to read as follows:

         The name of the corporation (which is hereafter referred to as the "Corporation") is Corning Clinical Laboratories of Pennsylvania Inc.

         SECOND: That said amendment was approved by the unanimous written consent of the sole stockholder of the Corporation in accordance with Section 228 of the General Corporation Law of the state of Delaware.

         THIRD: That said amendment was duly adopted in accordance with Section 242 (a)(1) of the Business Corporation Act of the state of Delaware

         IN WITNESS WHEREOF, said corporation has used this certificate to be signed by Raymond C. Marier, its Vice President, and Leo C. Farrenkopf, Jr., its Secretary this 28th day of December, 1995.


                                             BY: /s/ Raymond C. Marier
                                                ---------------------------
                                                 Raymond C. Marier
                                                 Vice President


                                         ATTEST: /s/ Leo C. Farrenkopf, Jr.
                                                ---------------------------
                                             Leo C. Farrenkopf, Jr.
                                             Secretary